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                                                                    EXHIBIT 5

                              CITY NATIONAL CORPORATION
                               400 North Roxbury Drive
                           Beverly Hills, California 90210



Richard H. Sheehan, Jr.
Senior Vice President
  and General Counsel




                                   October 1, 1997


City National Corporation
400 North Roxbury Drive
Beverly Hills, California 90210


To the Board of Directors:

         I have acted as counsel to City National Corporation, a Delaware corporation ("CNC"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by CNC with the Securities and Exchange Commission (the "SEC").

         The Registration Statement relates to the issuance of up to 805,000 shares (the "Shares") of CNC's common stock, par value $1.00 per share (the "Common Stock"), and related preferred stock purchase rights (the "Rights") to be issued pursuant to the Rights Agreement, dated as of February 26, 1997 (the "Rights Agreement"), between CNC and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), as a portion of the consideration for the merger (the "Merger") of Harbor Bancorp ("Harbor"), with and into CNC, pursuant to that certain Agreement and Plan of Merger, dated as of August 28, 1997, by and between CNC and Harbor (the "Merger Agreement").

         I have examined and am familiar with originals or copies of such documents, corporate records, and other instruments as I have deemed necessary or appropriate in connection with this opinion, including, without limitation, (1) the Registration Statement, (2) the Merger Agreement, (3) the Shareholders' Agreement, dated as of August 28, 1997, by and among CNC and certain shareholders of Harbor, (4) the Stock Option Agreement, dated as of August 28, 1997, by and between CNC and Harbor, (5) the Restated Certificate of Incorporation of CNC,(6) the Bylaws of CNC, and (7) resolutions adopted to the date hereof by the Board of Directors of CNC.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the



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authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photocopied, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, other than those assumed, I have relied, without independent verification, upon the documents referred to above, the accuracy of factual matters contained therein, and oral or written statements and representations of officers and other representatives of CNC and others, including, without limitation, public officials.

         I am a member of the Bar of the State of California. This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the laws of the United States. I do not express any opinion as to the laws of any other jurisdiction or as to any other laws of the State of Delaware.

         I have assumed the due authorization, execution, and delivery by or on behalf of each of the parties thereto of the securities and documents referred to above, other than CNC, and that (a) the Merger will occur and be conducted in accordance with the terms, conditions, covenants and other provisions of the Merger Agreement as described in the Registration Statement, (b) all applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and such state "blue sky" or other securities laws as may be applicable have been or shall duly be complied with; and (c) the Registration Statement, as finally amended, shall become effective under the Securities Act.

         Based upon the foregoing, I am of the opinion that:

         (1) When the Shares have been duly issued and sold as contemplated by the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

         (2) Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Shares have been validly issued and sold as contemplated by the Registration Statement and the Merger Agreement, the Rights attributable to the Shares will be validly issued.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of City National Stock" in the prospectus forming a part of the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

                             Very truly yours,



                             Richard H. Sheehan, Jr.